AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         This AMENDMENT NO. 2 (this "Amendment") is made by and between VIATEL, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Rights Agent"), and shall be effective as of July 27, 2000.

                                    RECITALS

         A. The Company and the Rights Agent are parties to a Rights Agreement dated December 6, 1999 and the Amendment to Rights Agreement dated February 1, 2000 (collectively, the "Rights Agreement").

         B. The Company, HMTF Purchasers and Chase Purchasers have agreed to modify certain provisions set forth in the Amendment to Rights Agreement, dated February 1, 2000, to clarify the intent of such parties.

         C. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that the amendment to the Rights Agreement, as set forth in this Amendment, is necessary and desirable to reflect the Transactions and the subsequent transfer of securities contemplated by this Amendment No. 2, and the Company and the Rights Agent desire to evidence such amendment in writing, with the effective date of the operation of the terms hereof to be July 27, 2000.

          D. Terms used but not defined herein have the meaning ascribed to such terms in the Rights Agreement, as amended to date, or, if not defined therein, in the Securities Purchase Agreement.

         NOW, THEREFORE, the parties agree as follows:

1. Amendment of Section 1(a). Section 1(a) (iv), (v) and (vi) of the Rights Agreement is hereby amended and restated as follows:

                           "; (iv)  notwithstanding  anything  contained in this
                  Rights  Agreement  (other than the  following  clauses (v) and
                  (vi) of this Section 1(a)) to the contrary, no HMTF Purchaser nor any Affiliate or Associate thereof, and no Chase Purchaser nor any Affiliate or Associate thereof, shall, for purposes of this Rights Agreement, be deemed to Beneficially Own any Common Shares by reason of its Beneficial Ownership of any securities acquired, directly or indirectly, upon consummation of the Transactions, or upon a subsequent transfer of such securities to such HMTF Purchaser or Affiliate or Associate thereof or such Chase Purchaser or Affiliate or Associate thereof from another HMTF Purchaser or Affiliate or Associate thereof or Chase Purchaser or Affiliate or Associate thereof, respectively (including, without limitation, the Series B Preferred Stock, the Series C Stock, the Conversion Shares, the Warrants, the Warrant Shares or any Common Shares or other securities that may be received as a result of dividends or payments on, or the exercise of preemptive rights with respect to, the Series B Preferred Stock, the Series C Stock, Warrant Shares or Conversion Shares; the foregoing securities are referred to collectively herein as the ["Excluded Shares");(v) notwithstanding anything contained in the Rights Agreement to the contrary, (A) no HMTF Purchaser nor any Affiliate or Associate thereof shall be deemed to be an "ACQUIRING PERSON" unless and until the Common Shares Beneficially Owned by all HMTF Purchasers and their Affiliates and Associates of which any HMTF Purchaser is the Beneficial Owner of 25% or more of the voting power of such Associate (an "HMTF 25% Associate") (and, in the case of Associates of an HMTF Purchaser of which no HMTF Purchaser is the Beneficial Owner of more than 25% of the voting power of such Associate, Common Shares Beneficially Owned by such Associates shall be included in any calculation hereunder only if, and at such time as, any of such Associates file, or would otherwise be obligated to file, a Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a result of being part of a "group" (as defined in Rule 13d-5 under the Exchange Act) with such HMTF Purchaser (an "HMTF Group Associate"; such HMTF Group Associate's shares, together with Common Shares Beneficially Owned by all HMTF 25% Associates, the "Included HMTF Associate Shares")), exceed 7.5% of the Common Shares then outstanding (and, for purposes of any calculation with respect thereto, the Excluded Shares (whether owned by an HMTF Purchaser or an Affiliate or Associate thereof) shall not otherwise be deemed to be Beneficially Owned for purposes hereof and thus shall not be included in any such calculation unless and until the Common Shares Beneficially Owned by all HMTF Purchasers and their Affiliates and Associates other than the Excluded Shares (calculated, with respect to any Associate of an HMTF Purchaser, to include only the Included HMTF Associate Shares) exceeds 7.5% of the Common Shares then outstanding, at which time all Excluded Shares owned by all HMTF Purchasers or any Affiliate or Associate thereof shall be deemed Beneficially Owned by the HMTF Purchasers and each of their Affiliates and Associates (calculated, with respect to any Associate of any HMTF Purchaser, to include only the Included HMTF Associate Shares)) and (B) no Chase Purchaser nor any Affiliate or Associate thereof shall be deemed to be an "ACQUIRING PERSON" unless and until the Common Shares Beneficially Owned by all Chase Purchasers and their Affiliates, and Associates of which any Chase Purchaser is the Beneficial Owner of 25% or more of the voting power of such Associate (a "Chase 25% Associate") (and, in the case of Associates of a Chase Purchaser of which no Chase Purchaser is the Beneficial Owner of more than 25% of the voting power of such Associate, Common Shares Beneficially Owned by such Associates shall be included in any calculation hereunder only if, and at such time as, any of such Associates file, or would otherwise be obligated to file, a Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a result of being part of a "group" (as defined in Rule 13d-5 under the Exchange Act) with such Chase Purchaser (a "Chase Group Associate"; such Chase Group Associate's shares, together with Common Shares Beneficially Owned by all Chase 25% Associates, the "Included Chase
                  Associate Shares")), exceed 7.5% of the Common Shares then outstanding (and, for purposes of any calculation with respect thereto, the Excluded Shares (whether owned by a Chase Purchaser or an Affiliate or Associate thereof) shall not otherwise be deemed to be Beneficially Owned for purposes hereof and thus shall not be included in any such calculation unless and until the Common Shares Beneficially Owned by all Chase Purchasers and their Affiliates and Associates other than the Excluded Shares (calculated, with respect to any Associate of a Chase Purchaser, to include only the Included Chase Associate Shares) exceed 7.5% of the Common Shares then outstanding, at which time all Excluded Shares owned by all Chase Purchasers and any Affiliate or Associate thereof shall be deemed Beneficially Owned by the Chase Purchasers and each of their Affiliates and Associates (calculated, with respect to any Associate of a Chase Purchaser, to include only the Included Chase Associate Shares); or (vi) notwithstanding anything contained in the Rights Agreement, as amended, to the contrary, no Purchaser nor any of its Affiliates or Associates shall be deemed to be an "ACQUIRING PERSON" if it or its Affiliates or Associates or any combination thereof shall acquire Beneficial Ownership of more than 7.5% of the Common Shares (other than the Excluded Shares) then outstanding and it or its Affiliates or Associates shall have divested such number of Common Shares as shall be required so that the number of Common Shares Beneficially Owned by such Purchaser and its Affiliates and Associates other than the Excluded Shares (calculated, with respect to any Associate of a Chase Purchaser, to include only the Included Chase Associate Shares, or, with respect to any Associate of an HMTF Purchaser, to include only the Included HMTF Associate Shares) after giving effect to such divestiture is less than 7.5% of the Common Shares then outstanding within ten business days following delivery of any written notice from the Company requesting such divestiture."

2. Amendment of Section 1(c). The last sentence of Section 1(c) of the Rights Agreement is hereby amended and restated as follows.

                           "Notwithstanding  anything  contained  in this Rights
                  Agreement to the contrary, the HMTF Purchasers and their Affiliates and Associates, on the one hand, and the Chase Purchasers and their Affiliates and Associates, on the other hand, shall not together be deemed to constitute a single person or group for any purpose hereunder solely by reason of the Equity Documents and the Transactions, their ownership of the Securities (including the Warrants) or any of their activities related thereto only, and the Common Shares "BENEFICIALLY OWNED" by the HMTF Purchasers and their Affiliates and Associates, on the one hand, and the Chase Purchasers and their Affiliates and Associates, on the other hand, shall not together be aggregated for any purpose hereunder solely by reason of the Equity Documents and the Transactions or their activities related thereto (including, without limitation, transactions involving the Excluded Shares and any activities pursuant to which the HMTF Purchasers, the Chase Purchasers and their respective Affiliates and Associates vote together as a class on any matter or otherwise cooperate in carrying out the Transactions)."

3. Amendment of Section 27. The last sentence of Section 27 of the Rights Agreement is hereby amended and restated as follows.

                           "The Company shall not amend this Rights Agreement in
                  a way which would materially adversely affect the rights granted to any HMTF Purchaser or any Chase Purchaser or any of their respective Affiliates or Associates under the terms of the Amendment to Rights Agreement dated as of February 1, 2000, unless such amendment is approved in writing by such HMTF Purchaser, such Chase Purchaser or such Affiliate or Associate, as the case may be."

4. Governing Law. This Amendment shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

5. Counterparts. This Amendment may executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

6. Third-Party Beneficiaries. Each HMTF Purchaser, each Chase Purchaser and each of their respective Affiliates and Associates shall be third party beneficiaries of this Amendment to the extent specifically set forth herein.


                [Remainder of this Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first set forth above.

VIATEL, INC.

By:               /s/ James P. Prenetta
   --------------------------------------------------

         Name:  James P. Prenetta, Jr.
         Title: Senior Vice President and General Counsel



THE BANK OF NEW YORK

By:              /s/ Joe Varca
   --------------------------------------------------

         Name:     Joe Varca
              ---------------------------------------
         Title:    Vice President
               --------------------------------------